UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):      April 21, 2011
SONIC AUTOMOTIVE, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-13395	56-201079
(Commission File Number)	(IRS Employer Identification No.)

6415 Idlewild Road, Suite 109	28212
Charlotte, North Carolina
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (704) 566-2400
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.      Submission of Matters to a Vote of Security Holders.
     At the annual meeting of stockholders (the “Annual Meeting”) of Sonic Automotive, Inc. (“Sonic”) held April 21, 2011, the following actions took place.
     Mr. O. Bruton Smith, Mr. B. Scott Smith, Mr. David B. Smith, Mr. William I. Belk, Mr. William R. Brooks, Mr. Victor H. Doolan, Mr. Robert Heller, Mr. Robert L. Rewey and Mr. David C. Vorhoff were reelected as directors by Sonic’s stockholders.

		Votes	Broker	Votes
	Votes For	Withheld	Non-Votes	Abstained
Election of O. Bruton Smith	146,549,756	437,170	9,911,056	—
Election of B. Scott Smith	146,513,459	473,467	9,911,056	—
Election of David B. Smith	146,766,618	220,308	9,911,056	—
Election of William I. Belk	146,755,593	231,333	9,911,056	—
Election of William R. Brooks	146,514,828	472,098	9,911,056	—
Election of Victor H. Doolan	146,779,877	207,049	9,911,056	—
Election of Robert Heller	146,759,525	227,401	9,911,056	—
Election of Robert L. Rewey	146,759,177	227,749	9,911,056	—
Election of David C. Vorhoff	146,778,809	208,117	9,911,056	—
     Sonic’s stockholders approved a non-binding advisory vote on Sonic’s executive compensation as disclosed in its proxy statement for the Annual Meeting.

		Votes	Broker	Votes
	Votes For	Against	Non-Votes	Abstained
Non-binding advisory vote on Sonic’s executive compensation as disclosed in its proxy statement for the Annual Meeting	146,609,376	265,593	9,911,056	111,957
     Sonic’s stockholders approved a non-binding advisory vote for Sonic to hold a non-binding advisory vote on executive compensation every year.

				Broker	Votes
	1 Year	2 Years	3 Years	Non-Votes	Abstained
Non-binding advisory vote on the frequency of holding a non-binding advisory vote on executive compensation	144,564,629	66,695	2,338,118	9,911,056	17,484
     Sonic’s board of directors considered this vote of the stockholders, which was consistent with the board of directors’ recommendation, and therefore has determined to hold an advisory vote on executive compensation every year until the next frequency vote occurs.
     Sonic’s stockholders approved the ratification of the appointment of Ernst & Young LLP as Sonic’s independent accountants for the fiscal year ending December 31, 2011.

		Votes	Broker	Votes
	Votes For	Against	Non-Votes	Abstained
Ratification of appointment of Ernst & Young LLP as the independent public accounting firm	156,834,655	62,710	—	617

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIC AUTOMOTIVE, INC.

	By:	/s/ Greg Young

Greg Young Vice President – Finance

Dated: April 25, 2011

3